UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: October 13, 2003

DOCUMENTUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27358	95-4261421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6801 Koll Center Parkway, Pleasanton, California (Address of principal executive offices)		94566-7047 (Zip Code)

Registrant’s telephone number, including area code (925) 600-6800

N/A

(Former name or former address, if changed since last report.)

Item 5.OTHER EVENTS
SIGNATURE

Item 5. OTHER EVENTS

     On October 13, 2003, Documentum, Inc., a Delaware corporation (“Documentum”), and Equiserve Trust Company, N.A. (as successor in interest to BankBoston, N.A., the “Rights Agent”) executed a First Amendment to the Rights Agreement (the “Rights Amendment”), which amends the Rights Agreement dated February 3, 1999 (the “Rights Agreement”) and renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger dated October 13, 2003, by and among Documentum, EMC Corporation, a Massachusetts corporation, and Elite Merger Corporation, a Delaware corporation. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Rights Agreement. The Rights Amendment can be found attached as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 21, 2003 and is incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENTUM, INC.
/s/ Sayed M. Darwish

Sayed M. Darwish Vice President, General Counsel and Secretary
Date: October 21, 2003